Exhibit 15.1

Tel: 604 688 5421 Fax: 604 688 5132 www.bdo.ca	BDO Canada LLP 600 Cathedral Place 925 West Georgia Street Vancouver BC V6C 3L2 Canada

Consent of Independent Registered Public Accounting Firm

RepliCel Life Sciences Inc.
Vancouver, Canada
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-188742) of RepliCel Life Sciences Inc. of our report dated April 27, 2016, relating to the consolidated financial statements, which appears in this Form 20-F.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Canada LLP

Vancouver, Canada
April 27, 2016